Exhibit 10.01

SECURITIES SUBSCRIPTION AGREEMENT

     SECURITIES SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of June 30, 2005 by and among INSIGNIA SOLUTIONS PLC, a public limited company incorporated under the laws of England and Wales (registered number: 1961960) (the “Company”), INSIGNIA SOLUTIONS INC. a company incorporated under the laws of Delaware (the “Issuer”), and _______________ (the “Buyer”). The Issuer is a wholly owned subsidiary of the Company. Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

     Subject to the terms and conditions set forth in this Agreement, the Issuer wishes to sell tothe Buyer, and the Buyer wishes to subscribe for ___ shares of Series A Preferred Stock, stated value of $100 per share, of the Issuer (the “Preferred Stock”). Each share of Preferred Stock shall be exchangeable as described herein for American depository shares (each an “ADS” and collectively, the “ADSs”), each ADS representing one ordinary share, 20 UK pence per share nominal value, of the Company (the “Ordinary Shares”). The aggregate purchase price to be paid by the Buyer shall be _____________ Dollars ($___,000).

     NOW THEREFORE, the Issuer, the Company and the Buyer hereby agree as follows:

1.	PURCHASE OF SERIES A PREFERRED STOCK; EXCHANGE FOR ADSs.

     (a)       Closing. Subject to the terms and conditions set forth herein, the Issuer hereby agrees to issue to the Buyer, and the Buyer hereby agrees to subscribe for ___ shares of Preferred Stock. The issuance of and subscription for the ___ shares of Preferred Stock hereunder shall occur (the “Closing”) within two (2) Trading Days following the date of satisfaction of the conditions to the Closing set forth in Sections 6 and 7 below, the date of such Closing, the “Closing Date”). The terms and conditions of the Preferred Stock shall be as set forth in Exhibit A attached hereto. All payments made under this Agreement shall be made in lawful money of the United States of America by check or wire transfer of immediately available funds to such account as the Company or the Issuer may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day.

     (b)       Exchange of Preferred Stock for ADSs.

     (i)       Subject to Section 1(b)(ii), the shares of Preferred Stock shall be exchangeable for Exchange Shares at the Exchange Rate, as such ratio may be adjusted from time to time to reflect stock dividends, combinations, splits or similar events as provided in Section 1(b)(iv) hereof, under the following circumstances:

(1)       At any time following the date of this Agreement and from time to time, the Buyer shall have the right to exchange any or all or its shares of Preferred Stock for Exchange Shares at the Exchange Rate;

(2)       In the event that at any time following the date of this Agreement and the date that the Registration Statement (as defined in Section 4(a) hereof) is declared effective by the SEC (the “Effective Date”), the Sale Price of the ADSs on the Principal Market shall be greater than $1.50 (as such amount may be adjusted from time to time to reflect stock dividends, combinations, splits or similar events) for a period of ten (10) consecutive Trading Days, any and all remaining outstanding shares of Preferred Stock will, upon written notice from the Company to the Buyer, be exchanged for Exchange Shares at the Exchange Rate so long as the Registration Statement remains available for use by the Buyer and the Exchange Shares can be issued without any restrictive transfer legend; and

(3)       To the extent any shares of the Preferred Stock have not been exchanged pursuant hereto prior to June 30, 2007, any and all remaining outstanding shares of Preferred Stock will automatically be exchanged (and the Buyer, the Issuer and the Company agree to take any and all action needed to cause the shares of Preferred Stock to be exchanged) for Exchange Shares at the Exchange Rate.

     (ii)       The Buyer shall not have the right to exchange shares of Preferred Stock for Exchange Shares pursuant to Section 1(b)(i)(1), nor shall shares of Preferred Stock be automatically exchanged for Exchange Shares pursuant to Sections 1(b)(i)(2) or 1(b)(i)(3), to the extent that after giving effect to such exchange, the Buyer together with its affiliates would beneficially own in excess of 9.9% of the Company’s issued and outstanding Ordinary Shares following such exchange. For purposes hereof, the number of Ordinary Shares beneficially owned by the Buyer and its affiliates or acquired by the Buyer and its affiliates, as the case may be, shall include the number of Exchange Shares issuable in connection with an exchange under this Agreement with respect to which the determination is being made, but shall exclude the number of ADSs which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Preferred Shares, notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Buyer and its affiliates. For purposes of this Section 2(b), in determining the number of issued and outstanding Ordinary Shares, the Buyer may rely on the number of issued and outstanding Ordinary Shares as reflected in (1) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written communication by the Company or its Transfer Agent setting forth the number of Ordinary Shares issued and outstanding. Upon the reasonable written or oral request of the Buyer, the Company shall promptly confirm orally and in writing to the Buyer the number of Ordinary Shares then issued and outstanding. In any case, the number of issued and outstanding Ordinary Shares shall be determined after giving effect to the subscription under this Agreement by the Buyer since the date as of which such number of issued and outstanding Ordinary Shares was reported. Except as otherwise set forth herein, for purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

     (iii)       All rights incident to a share of Preferred Stock (excluding rights to any dividend declared prior to exchange but unpaid as of the exchange) will terminate automatically upon any exchange of such share for Exchange Shares in accordance with the terms hereof.

     (iv)       In case the Company shall at any time after the date of issue of the Preferred Stock (A) declare a dividend or make a distribution on the Ordinary Shares payable in Ordinary Shares, (B) subdivide or split the outstanding Ordinary Shares, (C) consolidate or reclassify the outstanding Ordinary Shares into a smaller number of shares, (D) issue any shares of its authorized share capital in a reclassification of Ordinary Shares (including any such reclassification in connection with a consolidation, amalgamation or merger in which the Company is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Exchange Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, amalgamation, merger or reclassification shall be proportionately adjusted so that the exchange of the Preferred Stock after such time shall entitle the Buyer to receive the aggregate number of Exchange Shares or other securities of the Company (or shares of any security into which the Ordinary Shares have been combined, consolidated, merged or reclassified) which, if the Preferred Stock had been exchanged immediately prior to such time, the Buyer would have owned upon such exchange and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, amalgamation, merger or reclassification, assuming the Buyer (x) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such recapitalization, sale or transfer was made, as the case may be (a “constituent person”), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, amalgamation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, amalgamation, merger, recapitalization, sale or transfer is not the same for each Ordinary Share held immediately prior to such reclassification, change, consolidation, amalgamation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, amalgamation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur. In the event that, at any time as a result of the provisions of this Section 1(b)(iv), the Buyer upon subsequent exchange shall become entitled to receive any shares in the authorized share capital of the Company other than the Exchange Shares, the number of such other shares so receivable upon exchange of the Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein. The Company shall notify the Buyer of all adjustments pursuant to this Section 1(b)(iv) and such notice shall be accompanied by a schedule of computations of the adjustments.

     (v)       In order to exercise its right to exchange shares of Preferred Stock for Exchange Shares pursuant to Section 1(b), the Buyer shall surrender the certificate or certificates representing the Preferred Stock it wants to exchange for Exchange Shares, together with a duly signed irrevocable exchange notice (an “Exchange Notice”), stating that the Buyer elects to exchange such shares of Preferred Stock to the Company. Subject to Section 1(b)(ii) hereof, in the event that shares of Preferred Stock are to be automatically exchanged for Exchange Shares pursuant to Sections 1(b)(i)(2) or 1(b)(i)(3), the Buyer shall promptly surrender the certificate or certificates representing the Preferred Stock to be automatically exchanged for Exchange Shares to the Company. Shares of Preferred Stock shall be deemed to have been exchanged immediately prior to the close of business on the day of surrender of such shares of Preferred Stock for exchange in accordance with the foregoing provisions, and at such time the rights of the Buyer as a holder of such shares of the Preferred Stock shall cease. The Company shall, within three business days after the shares of Preferred Stock have been deemed exchanged, allot the relevant Exchange Shares, whereupon the Buyer shall be treated for all purposes as the record holder of the Exchange Shares issuable upon exchange. As promptly as practicable on or after the date of allotment of the relevant Exchange Shares (but in no event later than three business days thereafter), the Company shall issue and deliver to the Buyer a certificate or certificates for the full number of Exchange Shares issuable upon exchange. No fractional Exchange Shares shall be issued upon the exchange of any shares of Preferred Stock and the total number of Exchange Shares issuable shall be rounded up or down to the nearest whole Exchange Share.

     (c)       Taxes. The Issuer shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Preferred Shares to the Buyer made under or in connection with this Agreement. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares, ADSs or Warrants to the Buyer made under or in connection with this Agreement.

     (d)       No Issuance below Nominal Value. Notwithstanding any provision hereof to the contrary, the Company shall not effect any issuance of Ordinary Shares under this Agreement (or have its transfer agent or depository issue any ADSs) and the Buyer shall not have the right nor the obligation to subscribe for any ADSs under this Agreement where the Exchange Price for any subscriptions of Exchange Shares would be less than the equivalent U.S. dollar amount of the then nominal value of the Ordinary Shares calculated by reference to the Currency Conversion Rate prevailing at the date the relevant Ordinary Shares are issued to the Buyer. “Currency Conversion Rate” means on any given day the average currency conversion rate quoted by the Bank of America in London as the price for Pounds Sterling purchased with U.S. Dollars. As of the date of this Agreement, the nominal value of the Ordinary Shares is 20 UK pence. The Company shall give the Buyer at least five (5) Trading Days prior written notice of any changes to the nominal value of the Ordinary Shares.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

     The Buyer represents and warrants to the Company and to the Issuer that as of the date hereof and as of the Closing Date:

     (a)       Investment Purpose. The Buyer is entering into this Agreement and acquiring the ___ shares of Preferred Stock and the Warrants (as defined in Section 4(d) hereof) (the ___ shares of Preferred Stock and the Warrants are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

     (b)       Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

     (c)       Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and the Issuer are relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

     (d)       Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and the Issuer and materials relating to the offer and issue of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company and the Issuer concerning the financial condition and business of the Company and the Issuer and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

     (e)       No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (f)       Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     (g)       Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

     (h)       Residency. The Buyer is a resident of the State of ______.

     (i)        No Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 3b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Ordinary Shares or ADSs or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares or ADSs.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ISSUER.

     Each of the Company and the Issuer jointly and severally represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

     (a)       Organization and Qualification. The Issuer is a wholly owned subsidiary of the Company. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the

Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof). The Company has no Subsidiaries except as set forth on Schedule 3(a).

     (b)       Authorization; Enforcement; Validity. (i) Each of the Company and the Issuer has the requisite corporate power and authority to enter into and perform its obligations applicable to it under this Agreement, the terms and conditions of the Preferred Stock as set forth in Exhibit A attached hereto, the Registration Rights Agreement, the Warrants and each of the other agreements entered into by the parties on the Closing Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the Issuer and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares and Ordinary Shares and ADSs issuable under the Transaction Documents, respectively, have been duly authorized by the Company’s and the Issuer’s Board of Directors and no further consent or authorization is required by the Company, the Issuer, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Closing Date, duly executed and delivered by the Company and the Issuer and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company and the Issuer, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Company Signing Resolutions”) substantially in the form as set forth as Exhibit B-1 attached hereto to authorize this Agreement and the transactions contemplated hereby. The Company Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Board of Directors of the Issuer has approved the resolutions (the “Issuer Signing Resolutions”) substantially in the form as set forth as Exhibit B-2 attached hereto to authorize this Agreement and the transactions contemplated hereby. The Issuer Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Buyer a certificate of the Secretary of the Company certifying the adoption of the Company Signing Resolutions by the members of the Board of Directors of the Company. No other approvals or consents of the Company’s Board of Directors and/or shareholders is necessary under applicable laws and the Company’s Articles of Association (the “Articles of Association”) and/or Memorandum of Association (the “Memorandum of Association”) to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated hereby or thereby, including, but not limited to, the issuance of the Warrants, the reservation for issuance and the issuance of the Warrant Shares upon exercise of the Warrants and the reservation for issuance and the issuance of the ADSs on exchange of the Preferred Stock. The Issuer has delivered to the Buyer a certificate of the Secretary of the Issuer certifying the adoption of the Issuer Signing Resolutions by the members of the Board of Directors of the Issuer. No other approvals or consents of the Issuer’s Board of Directors and/or stockholders is necessary under applicable laws and the Issuer’s Certificate of Incorporation (the “Certificate of Incorporation”) and/or the Issuer’s By-Laws (the “By-Laws”) to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated hereby or thereby, including but not limited to the issuance of the Preferred Stock.

     (c)       Capitalization. As of June 24, 2005, 2005, the authorized share capital of the Company consists of (i) 75,000,000 Ordinary Shares, of which 42,433,025 Ordinary Shares are issued and outstanding, none are held as treasury shares, 41,604,818 Ordinary Shares are represented by ADSs, 9,772,071 Ordinary Shares are reserved for issuance pursuant to the Company’s stock option plans and employee stock purchase plans, of which only approximately 2,115,742 Ordinary Shares remain available for future grants and 6,108,183 Ordinary Shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company’s stock option plans) exercisable or exchangeable for, or convertible into, Ordinary Shares and (ii) 3,000,000 Preferred Shares, 20 UK pence nominal value, of which as of the date hereof no Preferred Shares are issued and outstanding. All of such issued and outstanding Ordinary Shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares in the capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares in the capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares in the capital of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Articles of Association, as amended and as in effect on the date hereof, and the Memorandum of Association, as currently in effect on the date hereof, and summaries of the terms of all securities convertible into or exercisable for Ordinary Shares or ADSs, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto. As of June 30, 2005 the authorized capital stock of the Issuer consists of (i) 1,000 shares of common stock, of which as of the date hereof, 1,000 shares are issued and outstanding, none are held as treasury shares, no shares are reserved for issuance pursuant to the Issuer’s stock option plans and no shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of common stock of the Issuer and (ii) 20,000 shares of preferred stock of the Issuer, no par value with a $100 per share liquidation preference, of which as of the date hereof 10,000 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Issuer’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Issuer, (ii) there are no outstanding debt securities of the Issuer, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Issuer or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Issuer or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Issuer or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Issuer or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Issuer or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Issuer or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Issuer or any of its Subsidiaries is or may become bound to redeem a security of the Issuer or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Issuer has furnished to the Buyer true and correct copies of the Certificate of Incorporation, as amended and as in effect on the date hereof and the By-laws, as amended and as in effect on the date hereof, and summaries of the terms of all securities convertible into or exercisable for its common stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

     (d)       Issuance of Securities. The Preferred Stock has been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The Warrants have been duly authorized and, upon issuance in accordance with the terms hereof and the Warrants, the Warrant Shares and the Ordinary Shares represented by such Warrant Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. ________ ADSs and ________ Ordinary Shares represented by such ADSs have been duly authorized and reserved for issuance as Exchange Shares upon exchange of the Preferred Stock. ________ ADSs and ________ Ordinary Shares represented by such ADSs have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon issuance in accordance with the terms and conditions of the Transaction Documents, the Exchange Shares and the Ordinary Shares represented by such Exchange Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares.

     (e)       No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the Issuer and the consummation by the Company and the Issuer of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock by the Issuer and the issuance of the Warrants, and the reservation for issuance and issuance of the Warrant Shares and the ADSs and the Ordinary Shares represented by such ADSs) by the Company will not (i) result in a violation of the Articles of Association, the Memorandum of Association, the Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, the Issuer or any of their Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company, the Issuer or any of their Subsidiaries) or by which any property or asset of the Company, the Issuer or any of their Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company, the issuer nor any of their Subsidiaries is in violation of any term of or in default under its Articles of Association, Memorandum of Association, Certificate of Incorporation, By-Laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company, the Issuer nor any of their

Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, the Issuer or their Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act or applicable state securities laws, the Company or the Issuer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company or the issuer is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date. Except as listed in Schedule 3(e), since June 30, 2004, the Company has not received nor delivered any notices or correspondence from or to the Principal Market. The Principal Market has not commenced any delisting proceedings against the Company.

     (f)       SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since January 1, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as listed in Schedule 3(f), the Company has received no notices or correspondence from the SEC since June 30, 2004. The SEC has not commenced any enforcement proceedings against the Company or any of its subsidiaries.

     (g)       Absence of Certain Changes. Except as disclosed in Schedule 3(g), since January 1, 2005, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company or the Issuer has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or the Issuer or any of their Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

     (h)       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or the Issuer or any of its Subsidiaries, threatened against or affecting the Company, the Issuer,, the Preferred Stock, the Ordinary Shares or ADSs or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Issuer, the Preferred Stock, the Ordinary Shares or ADSs or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, is set forth in Schedule 3(h).

     (i)       Acknowledgment Regarding Buyer’s Status. Each of the Company and the Issuer acknowledge and agree that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Each of the Company and the Issuer further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or the Issuer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s subscription for the Securities. Each of the Company and the Issuer further represents to the Buyer that the Company’s and the Issuer’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company, the Issuer and their representatives and advisors.

     (j)       No General Solicitation. Neither the Company, the Issuer, or any of their affiliates, or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

     (k)       Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(k), none of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(k), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

     (l)       Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (m)       Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(m) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     (n)       Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

     (o)       Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

     (p)       Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     (q)       Transactions With Affiliates. Except as set forth on Schedule 3(q) and other than the grant or exercise of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its

Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

     (r)       Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

     (s)       Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.	COVENANTS.

     (a)       Filing of Form 8-K and Registration Statement. The Company agrees that it shall, within the time required under the 1934 Act file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby. The Company shall also file on or before August 31, 2005 a new registration statement covering the sale of the ________ Warrant Shares and ________ Exchange Shares in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement”).

     (b)       Blue Sky. The Company and the Issuer shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the issuance of the Warrants, the Warrant Shares, the shares of Preferred Stock and the ADSs to be issued to the Buyer under the Transaction Documents and (ii) any subsequent sale of such securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.

     (c)       Listing. The Company shall promptly secure the listing of all of the Exchange Shares and Warrant Shares which may be issued to the Buyer under the Transaction Documents upon each national securities exchange and automated quotation system, if any, upon which the ADSs are then listed (subject to official notice of issuance) and shall maintain, so long as any ADSs shall be so listed, such listing of all ADSs from time to time issuable under the terms of the Transaction Documents. The Company shall use its best efforts to maintain the ADSs authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the ADSs on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

     (d)       Issuance of Warrants. Upon the execution of this Agreement, the Company shall deliver to the Buyer warrants in the form attached hereto as Exhibit C to purchase ADSs representing (i) ________ Ordinary Shares at an exercise price of the greater of the U.S. Dollar equivalent of 20.5 UK pence or US $0.50 (the “Warrants” and the ADSs representing Ordinary Shares issuable upon exercise of the Warrants, the “Warrant Shares”).

     (e)       Maintenance of the Status of the Issuer. So long as any of the Preferred Stock is outstanding, neither the Company nor the Issuer shall take any action or do anything whatsoever that could cause: (1) the Issuer to be cease to be a wholly-owned subsidiary of the Company, (2) the termination or impairment of the separate corporate existence of the Issuer, or (3) a liquidation, dissolution or winding up of the Issuer.

5.	TRANSFER AGENT INSTRUCTIONS.

     On or after the Effective Date, the Company shall promptly cause any restrictive legend on any outstanding Exchange Shares or Warrant Shares to be removed and all of the Exchange Shares and Warrant Shares to be issued under the Transaction Documents thereafter shall be issued without any restrictive legend unless the Buyer expressly consents otherwise. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Exchange Shares in the name of the Buyer and to issue Warrant Shares in the name of the Buyer upon exercise of the Warrants (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Buyer that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Exchange Shares and the Warrant Shares and that the Warrant Shares and the Exchange Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. At any time before the Effective Date, any Exchange Shares or Warrant Shares issued to the Buyer in connection herewith shall be issued in certificated form and shall bear the following restrictive legend and no other legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

6.	CONDITIONS TO THE COMPANY’S AND THE ISSUER’S OBLIGATION TO CLOSE

     The obligation of the Company and the Issuer hereunder to consummate the transactions contemplated hereby is subject to the satisfaction of each of the following conditions on or before the Closing Date; provided that these conditions are for the Company’s and the Issuer’s sole benefit and may be waived by the Company and the Issuer at any time in their sole discretion by providing the Buyer with prior written notice thereof:

     (a)       The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company and the Issuer.

     (b)       The Buyer shall have paid $________ to the Issuer for the Preferred Stock as full and complete payment for the ___ shares of Preferred Stock and the Warrants to be issued by the Company.

     (c)       The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO CLOSE.

     The obligation of the Buyer to complete the subscription for ___ shares of Preferred Stock and the other transactions as contemplated in the Transaction Documents is subject to the satisfaction of each of the following conditions on or before the Closing Date; provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company and the Issuer with prior written notice thereof:

     (a)       The Company and the Issuer shall have executed each of the Transaction Documents applicable to it and delivered the same to the Buyer.

     (b)       The Company shall have issued to the Buyer the Warrants. The Issuer shall have issued to the Buyer ___ shares of Preferred Stock.

     (c)       The ADSs shall be authorized for quotation on the Principal Market, trading in the ADSs shall not have been within the last 365 days suspended by the SEC or the Principal Market and the ADSs and the Warrant Shares shall be approved for listing upon the Principal Market.

     (d)       The Buyer shall have received the opinions of the Company’s and the Issuer’s legal counsels dated as of the Closing Date in customary form.

     (e)       The representations and warranties of the Company and the Issuer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company or Issuer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or the Issuer at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit D-1. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Issuer, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit D-2.

     (f)       The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit B-1 which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date. The Board of Directors of the Issuer shall have adopted resolutions in the form attached hereto as Exhibit B-2 which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date.

     (g)       As of the Closing Date, the Company shall have reserved out of its authorized and unissued Ordinary Shares, (A) solely for the purpose of effecting issuances of ADSs upon exchange of the Preferred Stock under the Transaction Documents, at least ________ Ordinary Shares and (B) ________ Ordinary Shares for issuance upon exercise of the Warrants.

     (h)       The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent.

     (i)       The Company shall have delivered to the Buyer a certificate evidencing the existence of the Company under the laws of England and Wales issued by the appropriate authorities as of a date within ten (10) Trading Days of the Closing Date. The Issuer shall have delivered to the Buyer a certificate evidencing the existence and good standing of the Issuer under the laws of the State of Delaware issued by the appropriate authorities as of a date within ten (10) Trading Days of the Closing Date.

     (j)       The Issuer shall have delivered to the Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Trading Days of the Closing Date evidencing the terms and conditions of the Preferred Stock as set forth in Exhibit A attached hereto.

     (k)       The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit E-1. The Issuer shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Issuer, dated as of the Closing Date, in the form attached hereto as Exhibit E-2.

     (l)       The Company and the Issuer shall have provided the Buyer with the information requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Closing.

8.	INDEMNIFICATION.

     In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s and the Issuer’s other obligations under the Transaction Documents, to the fullest extent permitted by law, the Company and the Issuer shall jointly and severally defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement or any other Transaction Document) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or the Issuer in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or the Issuer contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company and the Issuer may be unenforceable for any reason, the Company and the Issuer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which indemnification may be sought hereunder, such Indemnitee shall, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee, as the case may be; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel of the Indemnitee and the Company or the Issuer would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Indemnitee shall cooperate fully with the Company and the Issuer in connection with any negotiation or defense of any such action or claim by the Company or the Issuer and shall furnish to the Company and to the Issuer all information reasonably available to the Indemnitee which relates to such action or claim. The Company and the Issuer shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company or the Issuer shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the Company or the Issuer shall not unreasonably withhold, delay or condition its consent. The Company or the Issuer shall not, without the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Company or the Issuer shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company or the Issuer within a reasonable time of the commencement of any such action shall not relieve the Company or the Issuer of any liability to the Indemnitee under this Section 8, except to the extent that the Company or the Issuer is prejudiced in its ability to defend such action.

9.	[Intentionally Omitted.]

10.	CERTAIN DEFINED TERMS.

     For purposes of this Agreement, the following terms shall have the following meanings:

     (a)       “1933 Act” means the Securities Act of 1933, as amended.

     (b)       “Bankruptcy Law” means Title 11, U.S. Code, the United Kingdom Insolvency Act 1986 or any similar United Kingdom, United States federal or state law for the relief of debtors.

     (c)       “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     (d)       “Exchange Amount” means the Stated Value plus accrued and unpaid dividends which shall accrue at a rate of 15% per year compounded annually through the date of exchange on any shares of Preferred Stock submitted for exchange into Exchange Shares pursuant to Section 1(b) hereof.

     (e)       “Exchange Price” means the greater of the US Dollar equivalent of 20.5 UK pence or US $0.40.

     (f)       “Exchange Rate” means the number of Exchange Shares issuable upon exchange of the Exchange Amount of any Preferred Stock pursuant to Section 1(b) hereof which shall be determined according to the following formula: Exchange Amount / Exchange Price, as such ratio may be adjusted from time to time to reflect stock dividends, combinations, splits or similar events as provided in Section 1(b)(iv) hereof.

     (g)       “Exchange Shares” means the ADSs issued or issuable when shares of Preferred Stock are submitted for exchange into ADSs pursuant to Section 1(b)(i) hereof.

     (h)       “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (i)       “Principal Market” means the Nasdaq SmallCap Market; provided however, that in the event the ADSs are ever listed or traded on the Nasdaq National Market, the Nasdaq OTC Bulletin Board, the New York Stock Exchange or the American Stock Exchange, than the “Principal Market” shall mean such other market or exchange on which the ADSs are then listed or traded.

     (j)       “Sale Price” means, for the ADSs as of any date, any trade price for an ADSs on the Principal Market as reported by the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for the ADSs, the trade price of the ADSs on the principal securities exchange or trading market where such security is listed or traded as reported thereby.

     (k)       “SEC” means the United States Securities and Exchange Commission.

     (l)       “Stated Value” means $100.00 per share of Preferred Stock.

     (m)       “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the ADSs.

     (n)       “Trading Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

11.	MISCELLANEOUS.

     (a)       Governing Law; Jurisdiction; Jury Trial. The corporate laws of England and Wales shall govern all issues concerning the relative rights of the Company and its shareholders and the powers and capacity of the Company. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Issuer and its shareholders and the powers and capacity of the Issuer. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of ________, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of ________ or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of ________. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of _______, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     (b)       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     (c)       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d)       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     (e)       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, the Issuer, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Issuer nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Any provision of this Agreement may be amended or modified by mutual agreement of the Company, the Issuer and the Buyer, and any provision hereof may be waived only by the party against whom enforcement is sought. The Company, the Issuer and Buyer each acknowledge and agree that it is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

     (f)       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

Insignia Solutions plc
41300 Christy Street
Fremont, CA 94538
Telephone:    510-360-3700
Facsimile:       510-360-3701
Attention:      Chief Executive Officer

     With a copy to:

Fenwick & West LLP
275 Battery St.
San Francisco, CA 94111
Telephone:    415-875-2455
Facsimile:       415-281-1350
Attention:      David Michaels

     If to the Issuer:

Insignia Solutions Inc.
41300 Christy Street
Fremont, CA 94538
Telephone:    510-360-3700
Facsimile:       510-360-3701
Attention:      Chief Executive Officer

     With a copy to:

Fenwick & West LLP
275 Battery St.
San Francisco, CA 94111
Telephone:    415-875-2455
Facsimile:       415-281-1350
Attention:      David Michaels

     If to the Buyer:

[Name of Buyer]
[Address]
Telephone:
Facsimile:
Attention:

     If to the Transfer Agent:

Bank of New York
ADR Department
620 Avenue of the Americas, 6th Floor
New York, NY 10011
Telephone:    212-815-4305
Facsimile:       212-571-3050
Attention:      Administrator for Insignia Solutions plc

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     (g)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company and the Issuer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation.

     (h)       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     (i)       Publicity. The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company or the Issuer whatsoever with respect to, in any manner, the Buyer, its purchase hereunder or any aspect of this Agreement or the transactions contemplated hereby or by the other Transaction Documents; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations; provided however, the Company and its counsel must consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Trading Day prior to its release. The Buyer must be provided with a copy thereof at least one (1) Trading Day prior to any release or use by the Company thereof. The Company and the Issuer each agree and acknowledge that its failure to fully comply with this provision constitutes a material adverse effect on its ability to perform its obligations under this Agreement.

     (j)       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements,

certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (k)       No Financial Advisor, Placement Agent, Broker or Finder. The Buyer represents and warrants to the Company and the Issuer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby, the fees of whom would be payable by the Company or the Issuer. The Issuer and the Company represents and warrants to the Buyer that neither of them have engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby, the fees of whom would be payable by the Buyer.

     (l)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (m)       Remedies, Other Obligations, Breaches and Injunctive Relief. The Buyer’s remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyer under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer’s right to pursue actual damages for any failure by the Company or the Issuer to comply with the terms of this Agreement or any Transaction Document. The Company and the Issuer acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company and the Issuer therefore agree that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (n)       Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company, the Issuer and the Buyer. The term “Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     (o)       Enforcement Costs. If: (i) this Agreement is placed by the Buyer in the hands of an attorney for enforcement or is enforced by the Buyer through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever in connection with this Agreement, then the Company and the Issuer shall pay to the Buyer, as incurred by the Buyer, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

     (p)       Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

     IN WITNESS WHEREOF, the Company, the Issuer and the Buyer have caused this Securities Subscription Agreement to be duly executed as of the date first written above.

THE COMPANY: INSIGNIA SOLUTIONS PLC
By:
Name: Mark McMillan
Title: President and Chief Executive Officer

THE ISSUER: INSIGNIA SOLUTIONS INC.
By:
Name: Mark McMillan
Title: President and Chief Executive Officer

BUYER: [NAME OF BUYER]
By:
Name:
Title:

SCHEDULES

[Intentionally Omitted.]

EXHIBITS

[Intentionally Omitted.]